UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

INNOVA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17105 San Carlos Boulevard, Suite A6151, Fort Myers, Florida 33931
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 26, 2006, we entered into a Memorandum of Understanding (the “MOU”) with Mesa Robotics, Inc. (“Mesa”) for the purpose of exploring a strategic alliance and collaboration between Mesa and us to establish and integrate robotic-related products into the military, government, Homeland Security and civilian markets. Mesa is engaged in the design, development and integration of robotic vehicles and robotic vehicle payloads.

Under the MOU, Mesa and we expressed our intent to perform joint marketing and development when desired by both parties with the intent to capture present and future joint opportunities in the unmanned ground vehicle, unmanned air vehicle and unmanned surface ship/vehicle markets. In addition, Mesa and we agreed to an exclusive arrangement for the joint programs. The MOU does not restrict either Mesa or us from pursuing unmanned ground vehicle technology development activities outside the scope of the MOU, independently or through other associations, provided the other party to MOU did not make the introduction. If either party makes an introduction to a third party user or purchaser of technology, the other party shall not engage in any activity with such third party without the involvement or specific written approval of the introducing party. Should the developments anticipated require the use of the other party’s intellectual properties, neither party will have the right to use such or offer the intellectual property of the other without the specific written approval of the party owning the technology.

The completion of the joint marketing and joint development efforts between Mesa and us is subject to the negotiation and execution of a definitive agreement and will expire in 90 days or upon successful establishment of a definitive agreement between Mesa and us.

In addition, on April 10, 2006, we retained Sichenzia Ross Friedman Ference LLP (“SRFF”) as our securities counsel. SRFF provides experienced professional representation in all matters involving the securities industry as well as general corporate and litigation matters.  SRFF’s clients range from start-ups to established, listed companies. They include private and public corporations, partnerships, broker-dealers, bank-affiliated broker-dealers, investment advisors, registered personnel, public and corporate customers and investors, partnerships and other entities. SRFF also advises institutional investors on transactions involving complex securities law considerations. SRFF’s areas of expertise include corporate and commercial transactions, securities litigation, and arbitration, administrative practice before regulatory agencies, mergers and acquisitions and broker-dealer regulation.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Memorandum of Understanding dated April 26, 2006, by and between Innova Holdings, Inc. and Mesa Robotics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA HOLDINGS, INC.

Date: May 3, 2006	By:	/s/ Walter K. Weisel
Walter K. Weisel
Chief Executive Officer